UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 15, 2010

Pennichuck Corporation
(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (603) 882-5191

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As further described in a Form 8-K filed by Pennichuck Corporation (the “Company”) with the Securities and Exchange Commission on March 26, 2010, the Final Expiration Date (as defined in the Rights Agreement) of the Rights under the Company’s Shareholder Rights Agreement (“Rights Agreement”) is currently November 1, 2010.

Effective April 14, 2010, the Company’s Board of Directors unanimously adopted the following resolution regarding the Rights Agreement:

“If and to the extent the Board of Directors of the Company (the “Board”) seeks to cause the Company’s Shareholder Rights Agreement, which currently is scheduled to expire on November 1, 2010, to take effect or remain in effect such that its Final Expiration Date would be beyond the date of the Company’s 2011 annual shareholder meeting (hereinafter, a “Continuation”), the Board hereby agrees that any such Continuation shall be subject to majority vote by the shareholders of the Company at its 2011 annual shareholder meeting.”

This resolution is intended to communicate the Board’s view as to the circumstances and timing pursuant to which the Company would subject the Rights Agreement to shareholder vote.  Notwithstanding this resolution, no decision has been made by the Board to extend the Rights Agreement beyond November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
                  (Registrant)

Date: April 15, 2010                                                                      By: /s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial
Officer